EXHIBIT 99.6

AMENDED AND RESTATED JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of INDUS Realty Trust, Inc. (formerly Griffin Industrial Realty, Inc.) dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  March 5, 2021

CONVERSANT CAPITAL LLC

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CONVERSANT GP HOLDINGS LLC

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CM CHANGE INDUSTRIAL LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

CM CHANGE INDUSTRIALII LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Managing Member

SCHF (GPE), LLC

By:	/s/ Kevin Kelly
Name:	Kevin Kelly
Title:	Managing Member

/s/ Michael Simanovsky
MICHAEL SIMANOVSKY